LIST OF SUBSIDIARIES OF THE COMPANY


                                                                           DATE
                                    BUSINESS OR          PERCENTAGE        ACQUIRED/               DOMESTIC
NAME                                TYPE OF OPERATION    OF OWNERSHIP      INCORPORATED            OR FOREIGN
----                                -----------------    ------------      ------------            ----------
International Companies
-----------------------
Bernard Chaus
International                       Wholesaler                             Delaware
(Hong Kong), Inc.                   Ladies Apparel          100%           1/05/88                 Domestic
22-2868547

Bernard Chaus
International                       Wholesaler                             Delaware
(Korea), Inc.                       Ladies Apparel          100%           12/31/87                Domestic
22-2868618

(1) Bernard Chaus
International                       Wholesaler                             Delaware
(Philippines), Inc.                 Ladies Apparel          100%           2/10/88                 Domestic
22-2869803

(1) Bernard Chaus
International                       Wholesaler                             Delaware
(Taiwan), Inc.                      Ladies Apparel          100%           2/10/88                 Domestic
22-2869810

Others
------

(1) Chaus Specialists, Inc.         Merchandising                          New Jersey
22-3093898                          Specialists             100%           2/18/91                 Domestic

(2) Chaus Retail, Inc.              Retail Stores           100%           New Jersey
22-2850337                                                                 10/19/87                Domestic


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(1) These corporations are no longer in operation.
(2) This company was originally formed as Chaus Retail Outlet of Burlington. Subsequently, the outlet was closed and in January 1991 the corporation was reactivated as Chaus Retail, Inc.